UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Mayville Engineering Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-38894	39-0944729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 S. 84th Street, Suite 300 Milwaukee, Wisconsin 53214
(Address of Principal Executive Offices and zip code)

(414) 381-2860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, Mayville Engineering Company, Inc. (the “Company”) announced the appointment of Craig D. Nichols as the Company’s Senior Vice President Operations and Supply Chain effective March 10, 2025. A copy of the press release announcing the foregoing is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Prior to joining the Company, Mr. Nichols, 50, served as Vice President of Drive System Operations at Dana Incorporated since October 2021, Senior Director of Operations at Dana from September 2019 to September 2021, Senior Director of Off Highway Global Manufacturing Strategy at Dana from August 2018 to August 2019 and Senior Director of Global Aftermarket Distribution Operations at Dana from December 2016 to August 2018. Prior to joining Dana, he served as Senior Vice President of Global Manufacturing at Jason Industries. He started his career in 1993 with Hi-lex Corporation, where he was responsible for design, procurement and installation of secondary equipment, tooling and assembly lines, and then led multiple operations at Lear Corporation. Mr. Nichols earned a Bachelors Degree in Business Management from Davenport University.

Mr. Nichols’ initial base salary is $415,000 per year; he is eligible to earn an annual bonus based on performance, with his target bonus for 2025 being 60% of his base salary (which will be prorated to reflect his partial year of service); he is eligible to participate in the Company’s long-term incentive plan, with an annual target grant date fair value of $500,000; he is eligible to participate in the Company’s deferred compensation plan; and he is eligible to participate in the Company’s normal benefits package.

Mr. Nichols also will receive a sign-on bonus in the amount of $150,000, subject to repayment in part or in whole, depending on the duration of his employment, if Mr. Nichols’ employment is terminated voluntarily by him or by the Company for performance or misconduct prior to March 10, 2027.

In connection with his appointment as the Company’s Senior Vice President Operations and Supply Chain, the Company and Mr. Nichols entered into a severance agreement (a “Severance Agreement”) and a Change in Control Employment and Severance Agreement (the “Change in Control Agreement”). The Severance Agreement provides for a lump sum severance benefit equal to Mr. Nichols’ then-current annual base salary and target annual cash bonus in the event that his employment is involuntarily terminated without cause or he terminates for good reason prior to a change in control of the Company. As a condition of receiving such severance, Mr. Nichols is required to execute a release and waiver of claims.

The Change in Control Agreement provides for certain protections relating to Mr. Nichols’ employment during a two-year period following a change in control of the Company. If, during the protected period, Mr. Nichols’ employment is terminated by the Company without cause, other than by reason of death or disability, or Mr. Nichols terminates his employment with good reason, then, if Mr. Nichols provides a release of claims, he will be entitled to a severance payment of two times the sum of his annual base salary and target annual bonus. The Change in Control Agreement also provides that Mr. Nichols would be entitled to continued life insurance, hospitalization, medical and dental coverage for 24 months following the termination of employment. Any equity-based and cash incentive awards granted after the change in control will be deemed immediately earned or vested in full as of the termination of employment.

Prior to a change in control, the Change in Control Agreement does not restrict the Company’s right to terminate Mr. Nichols’ employment for any reason. However, if Mr. Nichols’ employment is terminated by the Company without cause within 180 days prior to a change in control and he reasonably demonstrates that the termination was at the request of the acquirer or otherwise arose in connection with or in anticipation of the change in control, he will be entitled to the protections under the Change in Control Agreement described above.

The Change in Control Agreement imposes restrictive covenants on Mr. Nichols, including non-solicitation of Company customers, non-competition with the Company and non-interference with Company employees during his employment and for 12 months after employment ends. The Change in Control Agreement also obligates Mr. Nichols to protect the Company’s confidential information.

The Change in Control Agreement does not provide for any tax gross-ups. To the extent payments in connection with the change in control would trigger the parachute payment excise tax under Section 4999 of the Internal Revenue

Code of 1986, as amended, then Mr. Nichols will either receive the total payments and pay the excise tax or have the total payments reduced such that no excise tax will be imposed, whichever is better for him on an after-tax basis.

The foregoing descriptions of the Severance Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the forms of these agreements, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.

(d)Exhibits.  The exhibit listed in the exhibit index below is being filed herewith.

EXHIBIT INDEX

Exhibit Number
10.1	Form of Severance Agreement between Mayville Engineering Company, Inc. and Craig D. Nichols.
10.2	Form of Change in Control Employment and Severance Agreement between Mayville Engineering Company, Inc. and Craig D. Nichols.
99	Press Release of Mayville Engineering Company, Inc., dated March 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYVILLE ENGINEERING COMPANY, INC.

Date: March 10, 2025	By:	/s/ Sean P. Leuba
Sean P. Leuba
Senior Vice President - Corporate Development and General Counsel